UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Prudential Financial, Inc., a New Jersey corporation (the “Company”), is furnishing herewith, as Exhibit 99.1, a copy of its news release, dated December 6, 2011, concerning the sale of its real estate brokerage franchise and relocation services business, as described below.

Item 8.01 Other Events.

On December 6, 2011, the Company entered into a purchase agreement with BRPS LLC, a Delaware limited liability company (“BRPS”), and Brookfield Asset Management, Inc., an Ontario corporation (“BAM”, and, together with BRPS, “Brookfield”), pursuant to which the Company simultaneously sold to Brookfield the Company’s real estate brokerage franchise and relocation services business. In the transaction, the Company sold all of the capital stock of Prudential Real Estate and Relocation Services, Inc. (“PRERS”), which together with its subsidiaries comprised the Company’s real estate brokerage franchise and relocation services business. A finance subsidiary with investments in a limited number of real estate brokerage franchises was excluded from the transaction. The proceeds from the sale, before transaction related expenses, are approximately $110 million, subject to an upward or downward adjustment based upon the difference between closing date net book value and an estimate of such amount. As of September 30, 2011, the net book value of the transferred business determined in accordance with generally accepted accounting principles (“GAAP”) was approximately $25 million.

Under licensing agreements entered into in connection with the sale, the real estate brokerage franchise and relocation services business may continue to use the Company’s servicemarks, including Prudential®, during a transition period and the real estate brokerage franchisees may continue to use the Company’s servicemarks, including Prudential®, based on the terms of their respective franchise agreements.

Due to this transaction, the results of the real estate brokerage franchise and relocation business (including the finance subsidiary excluded from the sale) will be included in divested businesses within Corporate and Other operations beginning with reporting for the fourth quarter of 2011, with prior period results being adjusted to reflect such reclassification. Divested businesses consist of businesses that have been or will be sold or exited that do not qualify for “discontinued operations” treatment under GAAP. The results of divested businesses are included in net income and income from continuing operations determined in accordance with GAAP but are excluded from adjusted operating income.

In connection with the sale of the real estate brokerage franchise and relocation business, the Company has agreed to provide certain Brookfield affiliates with transitional financing for the transferred relocation services business pursuant to: a six (6) month receivables purchase facility of up to $250 million; a six (6) month credit facility of up to $25 million; and a three (3) year credit facility of up to $155 million.

“Adjusted operating income,” referred to above, differs from, and should not be viewed as a substitute for, net income determined in accordance with generally accepted accounting principles, but is the financial measure that the Company uses to analyze the operations of each segment in managing its Financial Services Businesses.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News release, dated December 6, 2011, of Prudential Financial, Inc. announcing the sale of its real estate brokerage franchise and relocation services business (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2011

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	News release, dated December 6, 2011, of Prudential Financial, Inc. announcing the sale of its real estate brokerage franchise and relocation services business (furnished and not filed).